UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

___________
Date of Report (Date of earliest event reported):
February 10, 2012 (February 7, 2012)
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WESTWOOD HOLDINGS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31234	75-2969997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
200 Crescent Court, Suite 1200 Dallas, Texas 75201
(Address of principal executive offices, including zip code)

(214) 756-6900

(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e).  On February 10, 2012, Westwood Holdings Group, Inc. (the “Company”) announced that effective February 7, 2012 Mark Freeman has been named as the Company’s Chief Investment Officer.  Prior to this appointment, Mr. Freeman and Susan Byrne, the Company’s Founder and Chairman of the Board, shared the role of Co-Chief Investment Officer.  While Ms. Byrne will no longer serve as Co-Chief Investment Officer, she will continue her service to the Company as Chairman of the Board of Directors and will continue to work with the Company on strategic global initiatives and offer her investment experience to the Company.

Mr. Freeman, a chartered financial analyst, has served as Executive Vice President and Co-Chief Investment Officer for the Company since January 2011.  Prior to that, he served as Senior Vice President and Portfolio Manager for the Company from 2006 and 2010.  He joined the Company in 1999 and served as Vice President and Portfolio Manager from July 2000 to July 2006.

In connection with the appointment of Mr. Freeman as the Company’s Chief Investment Officer the Company and Mr. Freeman entered into an employment agreement on February 7, 2012 (the “Employment Agreement”) for a term ending on January 1, 2017 (the “Term”).  The Employment Agreement provides for an annual base salary of $500,000, which may be increased but not decreased from time to time by the Company.  Mr. Freeman is also eligible to receive performance based and discretionary bonuses as a participant in the Company’s Third Amended and Restated Stock Incentive Plan (as amended, the “Stock Incentive Plan”).

Mr. Freeman is also eligible to earn a mutual fund share bonus award pursuant to the terms of the Mutual Fund Share Incentive Agreement that was also entered into between the Company and Mr. Freeman in connection with the Employment Agreement on February 7, 2012 (the “2012 Mutual Fund Award Agreement”).  Under the 2012 Mutual Fund Award Agreement, Mr. Freeman is eligible to receive a bonus based on the performance of the WHG Income Opportunity Fund (the “Fund”) during 2012.

The Employment Agreement further provides that during his employment with the Company, Mr. Freeman will receive a restricted stock award pursuant to the Stock Incentive Plan that will vest in equal amounts over a five year vesting period subject to the satisfaction of performance based vesting goals as established by the Company’s Compensation Committee.

The Employment Agreement also contains provisions relating to non-solicitation of employees and customers, non-competition, and vesting of equity awards upon termination or a change-in-control of the Company.

The foregoing description of the Employment Agreement and 2012 Mutual Fund Award Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement and 2012 Mutual Fund Award Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On February 10, 2012, the Company issued a press release related to the matters referred to in Item 5.02 above.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under this heading, including the related Exhibit 99.1, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor will it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, by and between Mark Freeman and Westwood Holdings Group, Inc. dated as of February 7, 2012.

10.2	Mutual Fund Share Incentive Agreement, by and between Mark Freeman and Westwood Holdings Group, Inc. dated as of February 7, 2012.

99.1	Press Release of Westwood Holdings Group, Inc. dated February 10, 2012.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westwood Holdings Group, Inc.

Date:	February 10, 2012	/s/ William R. Hardcastle, Jr.
William R. Hardcastle, Jr.,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, by and between Mark Freeman and Westwood Holdings Group, Inc. dated as of February 7, 2012.

10.2	Mutual Fund Share Incentive Agreement, by and between Mark Freeman and Westwood Holdings Group, Inc. dated as of February 7, 2012.

99.1	Press Release of Westwood Holdings Group, Inc. dated February 10, 2012.